Exhibit 10.1

NISOURCE INC.

PURCHASE AGREEMENT

400,000 Shares 5.650% Series A Fixed-Rate Reset Cumulative Redeemable

Perpetual Preferred Stock, liquidation preference $1,000 per share

Purchase Agreement

June 6, 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

As Representatives of the

      several Initial Purchasers listed

      in Schedule 1 hereto

Ladies and Gentlemen:

NiSource Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), 400,000 shares of 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share (the “Preferred Stock”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Preferred Stock, as follows:

1. Offering Memorandum and Transaction Information.

The Preferred Stock will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum, dated June 4, 2018, including the documents incorporated by reference therein as of the date hereof (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated June 6, 2018, including the documents incorporated by reference therein as of the date hereof (the “Offering Memorandum”), setting forth information concerning the Company and the Preferred Stock. The Company has also prepared a pricing term sheet, dated the date hereof, describing the terms of the Preferred Stock (the “Pricing Term Sheet”). Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Term Sheet, the other information contained in the Pricing Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Preferred Stock by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Preferred Stock were first made, which time for purposes of this Agreement is 4:55 p.m. New York City time on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): the Preliminary Offering Memorandum and the Pricing Term Sheet, each as supplemented and amended by the other written communications also listed on Annex A hereto.

Holders of the Preferred Stock (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Preferred Stock or the Exchange Shares referred to (and as defined) in the Registration Rights Agreement.

2. Purchase and Resale of the Preferred Stock.

(a) The Company agrees to issue and sell the Preferred Stock to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of shares of Preferred Stock set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to $987.50 per share. The Company will not be obligated to deliver any of the Preferred Stock except upon payment for all the Preferred Stock to be purchased as provided herein.

(b) The Company understands that the Initial Purchasers intend to offer the Preferred Stock for resale on the terms set forth in the Pricing Disclosure Package. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Preferred Stock as part of their initial offering except:

(A) to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”), and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Preferred Stock is aware that such sale is being made in reliance on Rule 144A; or

(B) in accordance with the restrictions set forth in Annex C hereto.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(c) and 6(d), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto).

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Preferred Stock to or through any affiliate of an Initial Purchaser that is a QIB and that any such affiliate may offer and sell Preferred Stock purchased by it to or through any Initial Purchaser.

(e) Payment for and delivery of the Preferred Stock will be made at the offices of Hunton Andrews Kurth LLP at 10:00 A.M., New York City time, on June 11, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(f) Payment for the Preferred Stock shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery of the Preferred Stock to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers. On the Closing Date, the shares of Preferred Stock will be delivered to the Representatives in global form, as specified by the Representatives, with any transfer taxes payable in connection with the sale of the Preferred Stock duly paid by the Company.

(g) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Preferred Stock contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Pricing Disclosure Package and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Pricing Disclosure Package, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Preferred Stock and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Preferred Stock (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Pricing Disclosure Package, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication.

(c) Incorporated Documents. The documents incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum, when filed with the Commission, complied in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and as of such time of filing, when read together with the Preliminary Offering Memorandum and any Issuer Written Communication, none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the Offering Memorandum as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Organization and Good Standing. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(e) Significant Subsidiaries. Each significant subsidiary (within the meaning of Rule 1-02(w) of Regulation S-X of the Commission) of the Company (each direct and indirect significant subsidiary of the Company being hereinafter referred to as a “Significant Subsidiary” and all such direct and indirect significant subsidiaries of the Company being hereinafter referred to collectively as the “Significant Subsidiaries”) has been duly incorporated or duly formed and is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate or limited liability, and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and each Significant

Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable; and except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, all of the capital stock or other equity interests of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects.

(f) No Consents Required. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents (as defined below) in connection with the issuance and sale of the Preferred Stock by the Company, except (i) with respect to the Exchange Shares under the Securities Act and (ii) such as may be required under the Federal Power Act, and under state securities laws.

(g) The Preferred Stock. The Preferred Stock, including the certificate of designations creating the Preferred Stock (the “Certificate of Designations”), has been duly authorized by the Company and, when the Preferred Stock has been delivered and paid for in accordance with this Agreement on the Closing Date, the Preferred Stock will be validly issued, fully paid and nonassessable, and the Preferred Stock and the Certificate of Designations will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; the stockholders of the Company have no statutory preemptive rights with respect to the Preferred Stock; and all other outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

(h) The Exchange Shares. On the Closing Date, the Exchange Shares will have been duly authorized by the Company and, when the Exchange Shares have been delivered and paid for in accordance with the Registration Rights Agreement, will be validly issued, fully paid and nonassessable; the Exchange Shares will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and the stockholders of the Company have no statutory preemptive rights with respect to the Exchange Shares.

(i) Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by it for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) No Violation or Default. The execution, delivery and performance of the this Agreement, the Registration Rights Agreement, the Certificate of Designations, the issuance and sale of the Preferred Stock and the issuance and sale of the Exchange Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any subsidiary of the Company (each direct and indirect subsidiary of the Company being hereinafter referred to as a “Subsidiary” and all such direct and indirect subsidiaries of the Company being hereinafter referred to collectively as the “Subsidiaries”), (ii) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or (iii) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject, except in the case of clauses (ii) and (iii) where such violation, breach or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole (“Material Adverse Effect”) and would not materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which would otherwise be material in the context of the sale of the Preferred Stock; and the Company has full power and authority to authorize, issue and sell the Preferred Stock as contemplated by this Agreement.

(k) Purchase Agreement, Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company; and, when duly executed and delivered in accordance with their terms by each of the parties thereto, this Agreement and the Registration Rights Agreement each will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy; and each of this Agreement and the Registration Rights Agreement will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and Offering Memorandum.

(l) Title to Real and Personal Property. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them or would, individually or in the aggregate, have a Material Adverse Effect.

(m) Licenses and Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(n) Material Contingent Liability. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any Significant Subsidiary has any material contingent liability.

(o) Legal Proceedings. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or to affect materially and adversely the ability of the Company to perform its obligations under the Transaction Documents or which are otherwise material in the context of the sale of the Preferred Stock; and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.

(p) Financial Statements. The financial statements of the Company included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly the financial position of the entity presented and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis with all other financial statements presented for such entity; any schedules included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) No Material Adverse Change. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as defined above) taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Preferred Stock and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) No Conflicts with Sanctions Laws. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Preferred Stock hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(v) No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or its Subsidiaries conducts business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-

Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened.

(x) Rule 144A Eligibility. On the Closing Date, the Preferred Stock will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Preferred Stock, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(y) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Preferred Stock in a manner that would require registration of the Preferred Stock under the Securities Act.

(z) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(aa) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Preferred Stock to the Initial Purchasers and the offer, resale and delivery of the Preferred Stock by the Initial Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Preferred Stock under the Securities Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum or, prior to the Closing Date, filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d) Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure will comply with law.

(e) Ongoing Compliance. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Representatives such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum (including such documents to be incorporated by reference) as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Offering Memorandum will comply with law. Neither the Representatives’ consent to, nor the Initial Purchasers’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(f) Blue Sky Compliance. The Company will arrange for the qualification of the Preferred Stock for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that, in connection with such qualification, the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

(g) Fees and Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Preferred Stock for sale under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, any fees associated with filing of the Certificate of Designations with the Secretary of State of the State of Delaware, any fees charged by investment rating agencies for the rating of the Preferred Stock, any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with, any review by the Financial Industry Regulatory Authority, Inc. of the Preferred Stock, the fees and expenses of the transfer agent and registrar and any paying agent (including related fees and expenses of any counsel to such parties), any fees and expenses incurred in connection with the listing of the Preferred Stock on The New York Stock Exchange (“Stock Exchange”) and any travel expenses of its officers and employees and any other expenses incurred by it in connection with attending or hosting meetings with prospective purchasers of Preferred Stock.

(h) Clear Market. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities having a maturity of more than one year from the date of issue or any series of preferred stock issued by the Company (other than the senior notes of the Company to be issued concurrently with the Preferred Stock), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, for a period beginning at the time of execution of this Agreement and ending 90 days after the Closing Date, except as required by (i) the Registration Rights Agreement and (ii) the registration rights agreement relating to the senior notes of the Company to be issued concurrently with the Preferred Stock.

(i) Supplying Information. While the shares of Preferred Stock issued hereunder remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Preferred Stock and prospective purchasers of the Preferred Stock designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j) DTC. The Company will assist the Initial Purchasers in arranging for the Preferred Stock to be eligible for clearance and settlement through DTC.

(k) No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the shares of Preferred Stock that have been acquired by any of them, except for Preferred Stock purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(l) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Preferred Stock in a manner that would require registration of the Preferred Stock under the Securities Act.

(m) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Preferred Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Preferred Stock other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Pricing Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Annex A, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Preferred Stock and/or other information that was included in the Pricing Disclosure Package or the Offering Memorandum (including through incorporation by reference).

6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Preferred Stock on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Comfort Letters. On the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations of the Commission thereunder and stating to the effect that:

(i) in their opinion the financial statements and financial statement schedules audited by them and incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations of the Commission thereunder;

(ii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AS 4105, Interim Financial Information on any unaudited financial statements incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum.

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

A. any material modifications should be made to such unaudited financial statements incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum for them to be in conformity with generally accepted accounting principles;

B. if any unaudited “capsule” information is contained in the Preliminary Offering Memorandum and Offering Memorandum, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such “capsule” information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

C. at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum; or

D. for the period from the closing date of the latest income statement incorporated by reference in the Preliminary Offering Memorandum and Offering Memorandum to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated gross revenues, operating income or net income; except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Preliminary Offering Memorandum and Offering Memorandum disclose have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Offering Memorandum and Offering Memorandum (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Preliminary Offering Memorandum and Offering Memorandum shall be deemed included in the Preliminary Offering Memorandum and Offering Memorandum for purposes of this subsection.

(b) No Material Adverse Change. Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the issuance and sale of and payment for the Preferred Stock; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Initial Purchasers including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Preferred Stock, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Initial Purchasers, including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the issuance and sale of and payment for the Preferred Stock.

(c) Opinion and 10b-5 Statement of Counsel for the Company. (x) The Representatives shall have received an opinion, dated the Closing Date, of Schiff Hardin LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Indiana;

(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

(iv) The execution and filing of the Certificate of Designations have been duly authorized by the Company, and the Certificate of Designations has been duly executed and filed with the Secretary of State of the State of Delaware. The Preferred Stock has been duly authorized and when delivered to and paid for by the Initial Purchasers in accordance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, and, when so delivered and sold, and the Preferred Stock and the Certificate of Designations will conform, as to legal matters, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and the stockholders of the Company have no statutory preemptive rights with respect to the Preferred Stock.

(v) The Exchange Shares have been duly authorized by the Company and, when issued and delivered in exchange for the Preferred Stock in accordance with the Registration Rights Agreement, will be validly issued, fully paid and nonassessable; the Exchange Shares will conform, as to legal matters, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and the stockholders of the Company will have no statutory preemptive rights with respect to the Exchange Shares;

(vi) Neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under the Transaction Documents requires any consent or approval of any nature from or filing with any governmental authority of the State of Indiana or the United States of America, nor is any such consent, approval or filing required by the Delaware General Corporation Law, except for filings required under the Securities Act or the Exchange Act;

(vii) The Company is not and, after giving effect to the offering and sale of the Preferred Stock and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940;

(viii) Each of the Significant Subsidiaries has been duly incorporated or formed and is a corporation or limited liability company validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and Offering Memorandum; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation or limited liability company in good standing in each of the jurisdictions set forth opposite the name of such Significant Subsidiary on a schedule attached to the opinion;

(ix) To the knowledge of such counsel, based in part upon a review of the stock register of Northern Indiana Public Service Company LLC (“NIPSCO”), all of the issued and outstanding equity interests of NIPSCO are owned by the Company, directly or through subsidiaries. There is no perfected lien upon the outstanding equity interests of NIPSCO and, to the knowledge of such counsel, there is no other lien, security interest, charge or encumbrance upon the equity interests of NIPSCO;

(x) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Certificate of Designations do not, and the performance by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Certificate of Designations, including the issuance and sale of the Preferred Stock, will not, (i) violate the certificate of incorporation or by-laws of the Company, (ii) violate any law, rule or regulation applicable to the Company and generally applicable to transactions of the type contemplated by this Agreement undertaken by issuers engaged in businesses similar to the businesses of the Company, (iii) violate any judgment, injunction, order or decree identified by an officer of the Company as material to the Company and the Subsidiaries taken as a whole (which judgments, injunctions, orders and decrees, if any, shall be set forth in a certificate attached to the opinion), or (iv) breach or result in a default under any indenture, mortgage, instrument or agreement which is filed as an exhibit to or filed as an exhibit through incorporation by reference to either the Company’s Annual Report on Form 10-K for the year ended on the December 31 preceding the date of delivery of such opinion or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed subsequent to the date of such Form 10-K and prior to the Closing Date;

(xi) The descriptions in the Pricing Disclosure Package and the Offering Memorandum of any statutes, contracts and documents, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any statutes, regulations, contracts or other documents that are required to be described in the Pricing Disclosure Package and the Offering Memorandum that are not so described;

(xii) Assuming the accuracy of the representations and warranties made by, and the due performance and compliance with the agreements and undertakings by, the Company and the Initial Purchasers as set forth in this Agreement, no registration of the Preferred Stock under the Securities Act is required for the offer and sale of the Preferred Stock by the Company to the Initial Purchasers and the resale of the Preferred Stock by the Initial Purchasers outside of the United States and by the Initial Purchasers to QIBs in the United

States, each in the manner contemplated by Section 2(b) of this Agreement, the Pricing Disclosure Package and the Offering Memorandum (it being understood that such counsel expresses no opinion as to any subsequent reoffer or resale of the Preferred Stock subsequent to the resale by the Initial Purchasers);

(xiii) No facts have come to their attention that have led them to believe that the Preliminary Offering Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, that the Pricing Disclosure Package, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum, as of its date and as amended or supplemented as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto; and

(xiv) The statements made in the Pricing Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law or legal conclusions with respect thereto, have been reviewed by such counsel and are accurate and complete in all material respects.

(y) The Representatives shall have received an opinion, dated the Closing Date, of internal counsel for the Company, to the effect that:

(i) The descriptions in the Preliminary Offering Memorandum, the Pricing Disclosure Package, and the Offering Memorandum of any legal and governmental proceedings, insofar as such statements purport to constitute summaries of matters of law and legal conclusions with respect thereto, are correct in all material respects; and such counsel do not know of any legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties is subject that are required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum and are not so described; and

(ii) To the knowledge of such counsel, except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no pending or threatened actions, suits, proceedings or investigations against or affecting the Company or any Subsidiary or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which could be reasonably be expected to have a Material Adverse Effect.

(d) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received from Hunton Andrews Kurth LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Preferred Stock and Exchange Shares, the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) Officer’s Certificate. The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Disclosure Package and the Offering Memorandum.

(f) Bring Down Comfort Letter. The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(g) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

(h) DTC. The Preferred Stock shall be eligible for clearance and settlement through DTC.

(i) Certificate of Designations. The Certificate of Designations shall have been filed on or before the Closing Date with the Secretary of State of the State of Delaware.

The Company agrees to furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers under this Agreement.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company will indemnify and hold harmless each of the Initial Purchasers, its partners, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided , however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information: the third sentence of the fourth paragraph and the entire ninth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum (the “Initial Purchaser Information”).

(b) Indemnification of the Company. Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Pricing Term Sheet, any Issuer Written Communication or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the Initial Purchaser Information.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution and Limitation on Liability. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Preferred Stock purchased by it and distributed exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) Non-Exclusive Remedies. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company named in the Offering Memorandum and to each person, if any, who controls the Company within the meaning of the Act.

8. Defaulting Initial Purchaser. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Preferred Stock under this Agreement and the aggregate number of shares of Preferred Stock that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total number of shares of Preferred Stock, the Representatives may make arrangements satisfactory to the Company for the purchase of such Preferred Stock by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the shares of Preferred Stock that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate number of shares of Preferred Stock with respect to which such default or defaults occur exceeds 10% of the total number of shares of Preferred Stock and arrangements satisfactory to the Representatives and the Company for the purchase of such Preferred Stock by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default. The respective commitments of the several Initial Purchasers for the purposes of this Section shall be determined without regard to reduction in the respective Initial Purchasers’ obligations to purchase the number of shares of Preferred Stock set forth opposite their names in this Agreement.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Preferred Stock. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Preferred Stock by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(g) and the respective obligations of the Company and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Preferred Stock by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Preferred Stock.

10. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the Company and such Initial Purchasers as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Miscellaneous.

(a) Authority of the Representatives. The Representatives will act for the several Initial Purchasers in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD, Fax No.: 212-325-4296; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Investment Grade Syndicate Desk – 3rd Floor, Fax No.: 212-834-6081; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Fax No.: 212-507-8999; and MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Fax No.: 646-434-3455, Attention: Capital Markets Group. Notices to the Company will be mailed, delivered or telegraphed and confirmed to it at 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Shawn Anderson, with a copy to Robert J. Minkus, Schiff Hardin LLP, 233 South Wacker Drive, Suite 7100, Chicago, Illinois 60606.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regards to principles of conflicts of law.

(d) Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NISOURCE INC.

By:	/s/ Shawn Anderson
Name: Shawn Anderson
Title: Vice President, Treasurer and Chief Risk Officer

Accepted: As of the date first written above

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nevin Bhatia
Name:	Nevin Bhatia
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

As Representatives of the Initial Purchasers

Schedule 1

Initial Purchaser	Number of Shares
Credit Suisse Securities (USA) LLC	70,000
J.P. Morgan Securities LLC	70,000
Morgan Stanley & Co. LLC	70,000
MUFG Securities Americas Inc.	70,000
Barclays Capital Inc.	32,000
Citigroup Global Markets Inc.	32,000
Wells Fargo Securities, LLC	32,000
KeyBanc Capital Markets Inc.	12,000
U.S. Bancorp Investments, Inc.	12,000
Total	400,000

ANNEX A

Pricing Disclosure Package

1. Preliminary Offering Memorandum dated June 4, 2018

2. Pricing term sheet containing the terms of the Preferred Stock, substantially in the form of Annex B.

ANNEX B

NiSource Inc.

400,000 Shares of 5.650% Series A Fixed-Rate Reset

Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $1,000 per share

PRICING TERM SHEET

(To Preliminary Offering Memorandum dated June 4, 2018)

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum dated June 4, 2018 (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.

The Series A Preferred Stock (as defined herein) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Series A Preferred Stock may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the Series A Preferred Stock is being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	NiSource Inc. (the “Issuer”)

Security:	5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”)

Liquidation Preference:	$1,000 per share plus accumulated and unpaid dividends

Ratings (Moody’s; S&P; Fitch)*:	[Omitted]

Size:	400,000 shares (representing an aggregate liquidation preference of $400,000,000)

Offering Price:	$1,000 per share

Maturity:	Perpetual (unless redeemed by the Issuer on June 15, 2023 (the “First Call Date”) or a subsequent Reset Date, or in connection with a Ratings Event).

Dividend Payment Dates:	Semi-annually in arrears on the 15th day of June and December of each year, commencing on December 15, 2018.

Dividend Rate (Cumulative):

Prior to the First Call Date, 5.650% per annum of the $1,000 liquidation preference per share.

On or after the First Call Date, will accumulate for each Reset Period at a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate plus (i) in respect of each Reset Period commencing on or after the First Call Date but before June 15, 2043 (the “Step-up Date”), a spread of 2.843% (the “Initial Margin”); and (ii) in respect of each Reset Period commencing on or after the Step-up Date, the Initial Margin plus 1.000%.

Optional Redemption Upon a Ratings Event:	At any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a ratings event, the Issuer may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at a redemption price in cash per share equal to $1,020 (102% of the liquidation preference of $1,000 per share) plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption, whether or not declared.

Optional Redemption on the First Call Date or any Subsequent Reset Date:	On the First Call Date or any subsequent Reset Date, at its option, the Issuer may redeem the Series A Preferred Stock, in whole or in part, by paying $1,000 per share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared.

Format:	Rule 144A/Reg. S with registration rights

Transaction Date:	June 6, 2018

Expected Settlement Date:	June 11, 2018 (T+3)

Listing:	The Series A Preferred Stock will not be listed for trading on any stock exchange.

CUSIP/ISIN (Rule 144A):	65473P AC9 /US65473PAC95
CUSIP/ISIN (Reg. S):	U65483 AA4/ USU65483AA42

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC MUFG Securities Americas Inc. Barclays Capital Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Co-Managers:	KeyBanc Capital Markets Inc.
U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Each of the terms “Five-year U.S. Treasury Rate,” “Ratings Event,” “Reset Date” and “Reset Period” has the meaning ascribed to it in the Preliminary Offering Memorandum.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Series A Preferred Stock or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities and outside the United States solely to Non-U.S. persons as defined under Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Preferred Stock outside the United States:

(a) Each Initial Purchaser acknowledges that the Preferred Stock has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) Such Initial Purchaser has offered and sold the Preferred Stock, and will offer and sell the Preferred Stock, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Preferred Stock and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Preferred Stock, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Preferred Stock sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Preferred Stock from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The shares of Preferred Stock covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Preferred Stock and the date of original issuance of the Preferred Stock, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Preferred Stock, except with its affiliates or with the prior written consent of the Company. Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Preferred Stock, or possession or distribution of the Pricing Disclosure Package, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Preferred Stock, in any country or jurisdiction where action for that purpose is required.

EXHIBIT A

Form of Registration Rights Agreement

[Filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on June 12, 2018.]

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